Exhibit 32(a), Form 10-Q
Kansas City Life Insurance Company

KANSAS CITY LIFE INSURANCE COMPANY
SECTION 1350 CERTIFICATION
First Quarter 2009

The undersigned certify that the registrant’s Form 10-K report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in the report fairly represents, in all material respects, the financial condition and results of operations of the registrant.

/s/ R. Philip Bixby

R. Philip Bixby
President, Chief Executive Officer,
and Chairman of the Board

/s/ Tracy W. Knapp

Tracy W. Knapp
Senior Vice President, Finance

Date: May 1, 2009